Exhibit 99.1

Globix Corporation Announces Agreement to

Sell Its US Hosting Business

New York, October 3, 2006 -- Globix Corporation (Amex: GEX), a leading provider of Internet infrastructure and network services, today announced that it has entered into a definitive agreement to sell its interests in its United States hosting business to Quality Technology Services (Quality) for a cash purchase price of $20,000,000. The transaction is expected to close in approximately one month and is subject to customary terms and closing conditions. The net proceeds of the transaction will be used by Globix to pay down indebtedness and for other corporate purposes.

According to Quality Technology Services, the company is one of the nation’s largest privately held hosting and managed services companies which has been aggressively expanding its national footprint and is excited to add the outstanding Globix U.S. Hosting products and services to the Quality portfolio. “The addition of the Globix U.S. Hosting business is in line with our strategy and is one step towards achieving our goal to be the premier provider of managed services and data center facilities in the country,” says Chad Williams, Chairman and CEO of Quality. “The New York and California areas are key pillars in that strategy” Williams added.

“We are looking forward to providing the best possible services to our combined customer base by leveraging the exceptional resources from both organizations,” said Mark Waddington, President of Quality Technology Services. ”To enhance the services offered to our customers, we have also announced today the addition of a 960,000 square foot facility in Atlanta that will be one of the largest data centers in the country.” Quality will also announce a New York area facility in the coming days.

The addition of the Globix transaction and new Atlanta location to the current 376,000 square foot Atlanta facility, places the Quality portfolio at more than 1.5 million square feet, making Quality one of the largest privately held providers in the nation according to the company.

Ted Lodge, Globix’ Chairman of the Board of Directors and Executive Chairman, stated, “The agreement announced today represents a significant milestone in Globix' review of strategic alternatives. In Quality, we believe we have found an excellent partner for our U.S. hosting customers and employees. The transaction also allows us to focus exclusively on our NEON network business."

Forward-Looking and Cautionary Statements

Any statements contained in this press release that are not statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates", "believes", "expects", "intends", "plans", "estimates", "targets", "projects", "should", "may", "will" and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, Globix' current expectations, plans, strategies and anticipated financial results and involve a number of known and unknown risks, uncertainties and factors that may cause actual results of Globix to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to the following for Globix: its high degree of leverage and history of operating losses; its ability to retain existing customers and attract new customers; its ability to achieve cost-savings and generate positive cash flow; risks associated with potential acquisitions and divestitures, including the risk that such transactions may not close; and the other risks identified in the section entitled "Risk Factors" in the Globix Annual Report on Form 10-K for the year ended September 30, 2005, as well as in the other documents that Globix files from time to time with the Securities and Exchange Commission.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to Globix or persons acting on behalf of Globix are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and Globix' filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, Globix does not undertake any obligation to update or review any forward- looking information, whether as a result of new information, future events or otherwise.

ENDS

About Globix

Globix Corporation (Amex: GEX) is a leading provider of Internet infrastructure and network services. Globix offers a comprehensive suite of services from network bandwidth, to the management of Web applications, servers, and databases, to security, media streaming, and colocation. Globix and its subsidiaries have operations in New York, NY, Westborough, MA, Santa Clara, CA, and Fairfield, NJ. For more information, visit www.globix.com.

About Quality Technology Services

Quality Technology Services is a full service technology infrastructure company providing Managed Services, Data Center Services, and Professional Services to businesses. From its world-class data center facility located in Suwanee, Georgia, and facilities in Kansas and Indiana, QualityTech provides unmatched security, availability, scalability and enterprise manageability. QualityTech provides day-to-day IT operational support and data center expertise to customers, allowing them to focus on growing their businesses. The company’s scalable and flexible solutions improve operational efficiencies, mitigate risks and control costs associated with managing information technology infrastructure. For more information, visit www.qualitytech.com.

For further press information please contact:

Globix:

PFS Marketwyse

Media Contact:

Gary Johnson

973-812-8883 Ext. 249

gjohnson@pfsmarketwyse.com

Quality Technology Services:

Matt Searfoss

Director Marketing and Strategic Relationships

678-835-5274

msearfoss@qualitytech.com